INDEPENDENT BANK CORPORATION AND SUBSIDIARIES
Supplemental Data

Exhibit 99.2

Non-performing assets

	September 30, 2005	December 31, 2004

	(dollars in thousands)
Non-accrual loans	$23,211	$11,804
Loans 90 days or more past due and
still accruing interest	4,141	3,123
Restructured loans	90	218

Total non-performing loans	27,442	15,145
Other real estate	1,806	2,113

Total non-performing assets	$29,248	$17,258

As a percent of Portfolio Loans
Non-performing loans	1.10%	0.68%
Allowance for loan losses	1.06	1.11
Non-performing assets to total assets	.88	0.56
Allowance for loan losses as a percent of
non-performing loans	96	163

Allowance for loan losses

	Nine months ended September 30,
	2005		2004

	Loan Losses	Unfunded Commitments	Loan Losses	Unfunded Commitments

	(in thousands)
Balance at beginning of period	$24,737	$1,846	$16,836	$892
Additions (deduction)
Allowance on loans acquired			8,236
Provision charged to operating expense	5,854	(132)	3,078	888
Recoveries credited to allowance	1,181		923
Loans charged against the allowance	(5,422)		(3,532)

Balance at end of period	$26,350	$1,714	$25,541	$1,780

Net loans charged against the allowance to
average Portfolio Loans (annualized)	0.24%		0.19%

Alternate Sources of Funds

	September 30, 2005			December 31, 2004

	Amount	Average Maturity	Rate	Amount	Average Maturity	Rate

	(dollars in thousands)
Brokered CDs(1)	$893,926	2.0 years	3.42%	$576,944	1.9 years	2.56%
Fixed rate FHLB advances(1)	52,586	6.3 years	5.63	59,902	6.4 years	5.55
Variable rate FHLB advances(1)	52,000	0.4 years	3.95	164,000	0.4 years	2.32
Securities sold under agreements to
Repurchase(1)	152,370	0.1 years	3.85	169,810	0.2 years	2.27
Federal funds purchased	108,229	1 day	4.02	117,552	1 day	2.44

Total	$1,259,111	1.7 years	3.64%	$1,088,208	1.4 years	2.63%

(1)     Certain of these items have had their average maturity and rate altered through the use of derivative instruments, including pay-fixed and pay-variable interest rate swaps.

Capitalization

	September 30, 2005	December 31, 2004

	(in thousands)
Unsecured debt	$7,500	$9,000

Subordinated debentures	64,197	64,197
Amount not qualifying as regulatory capital	(1,847)	(1,847)

Amount qualifying as regulatory capital	62,350	62,350

Shareholders' Equity
Preferred stock, no par value
Common stock, par value $1.00 per share	22,232	21,195
Capital surplus	186,846	158,797
Retained earnings	34,428	41,795
Accumulated other comprehensive income	8,204	8,505

Total shareholders' equity	251,710	230,292

Total capitalization	$321,560	$301,642

Non-Interest Income

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

	(in thousands)
Service charges on deposit accounts	$5,042	$4,620	$14,042	$12,519
Net gains (losses) on asset sales
Real estate mortgage loans	1,508	1,381	4,203	4,603
Securities	(23)	1,561	1,228	2,056
Title insurance fees	494	496	1,459	1,579
VISA check card interchange income	713	546	2,020	1,454
Bank owned life insurance	393	363	1,150	1,091
Manufactured home loan origination fees
and commissions	294	314	905	923
Mutual fund and annuity commissions	276	332	973	975
Real estate mortgage loan servicing	836	77	2,074	1,158
Other	1,408	1,144	3,782	3,181

Total non-interest income	$10,941	$10,834	$31,836	$29,539

Real Estate Mortgage Loan Activity

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

	(in thousands)
Real estate mortgage loans originated	$174,113	$163,707	$508,073	$522,702
Real estate mortgage loans sold	101,703	80,576	285,576	287,206
Real estate mortgage loans sold with servicing
rights released	11,945	14,070	33,467	38,315
Net gains on the sale of real estate mortgage loans	1,508	1,381	4,203	4,603
Net gains as a percent of real estate mortgage
loans sold ("Loan Sale Margin")	1.48%	1.71%	1.47%	1.60%
SFAS #133 adjustments included in the Loan
Sale Margin	0.08%	0.13%	0.04%	0.02%

Capitalized Real Estate Mortgage Loan Servicing Rights

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

	(in thousands)
Balance at beginning of period	$12,315	$10,154	$11,360	$8,873
Servicing rights acquired		1,138		1,138
Originated servicing rights capitalized	875	643	2,454	2,443
Amortization	(510)	(376)	(1,468)	(1,457)
(Increase)/decrease in impairment reserve	378	(436)	712	126

Balance at end of period	$13,058	$11,123	$13,058	$11,123

Impairment reserve at end of period	$54	$596	$54	$596

Non-Interest Expense

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004

	(in thousands)
Salaries	$9,487	$8,816	$26,525	$24,207
Performance-based compensation
and benefits	2,089	1,452	6,207	4,216
Other benefits	2,626	2,335	8,126	7,133

Compensation and employee
benefits	14,202	12,603	40,858	35,556
Occupancy, net	2,182	1,981	6,523	5,618
Furniture and fixtures	1,637	1,608	5,150	4,473
Mepco claims expense				2,700
Data processing	1,350	1,169	3,740	3,332
Advertising	1,128	1,274	3,206	2,879
Loan and collection	1,034	1,035	3,118	2,659
Communications	989	917	2,973	2,582
Legal and professional	729	1,155	2,082	1,995
Amortization of intangible assets	693	746	2,080	1,723
Supplies	537	461	1,761	1,561
Write-off of uncompleted software				977
Other	2,544	2,572	7,566	6,351

Total non-interest expense	$27,025	$25,521	$79,057	$72,406

Average Balances and Tax Equivalent Rates

	Three Months Ended September 30,
	2005			2004

	Average Balance	Interest	Rate	Average Balance	Interest	Rate

Assets	(dollars in thousands)
Taxable loans (1)	$2,465,256	$46,036	7.43%	$2,184,861	$37,447	6.83%
Tax-exempt loans (1,2)	6,019	114	7.51	6,977	130	7.41
Taxable securities	257,707	3,304	5.09	284,528	3,275	4.58
Tax-exempt securities (2)	261,829	4,396	6.66	222,002	3,867	6.93
Other investments	17,322	199	4.56	19,573	203	4.13

Interest Earning Assets	3,008,133	54,049	7.14	2,717,941	44,922	6.59

Cash and due from banks	60,870			67,192
Other assets, net	192,710			169,230

Total Assets	$3,261,713			$2,954,363

Liabilities
Savings and NOW	$866,789	2,209	1.01	$876,259	1,228	0.56
Time deposits	1,268,303	10,477	3.28	1,004,803	6,627	2.62
Long-term debt	5,995	69	4.57	7,995	77	3.84
Other borrowings	488,942	5,371	4.36	491,978	4,081	3.30

Interest Bearing Liabilities	2,630,029	18,126	2.73	2,381,035	12,013	2.01

Demand deposits	294,108			279,288
Other liabilities	89,459			77,869
Shareholders' equity	248,117			216,171

Total liabilities and shareholders' equity	$3,261,713			$2,954,363

Tax Equivalent Net Interest Income		$35,923			$32,909

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.75%			4.83%

(1)	All domestic
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%

Average Balances and Tax Equivalent Rates

	Nine Months Ended September 30,
	2005			2004

	Average Balance	Interest	Rate	Average Balance	Interest	Rate

Assets	(dollars in thousands)
Taxable loans (1)	$2,383,723	$131,051	7.34%	$1,921,632	$99,731	6.93%
Tax-exempt loans (1,2)	6,294	352	7.48	6,819	381	7.46
Taxable securities	283,090	10,557	4.99	265,257	9,366	4.72
Tax-exempt securities (2)	253,885	12,738	6.71	206,072	10,936	7.09
Other investments	17,359	534	4.11	15,951	537	4.50

Interest Earning Assets	2,944,351	155,232	7.04	2,415,731	120,951	6.68

Cash and due from banks	60,448			52,889
Other assets, net	191,196			146,968

Total Assets	$3,195,995			$2,615,588

Liabilities
Savings and NOW	$875,335	5,750	0.88	$787,986	3,195	0.54
Time deposits	1,181,408	26,774	3.03	864,957	16,880	2.61
Long-term debt	6,491	223	4.59	3,560	101	3.82
Other borrowings	519,081	15,486	3.99	473,765	12,061	3.43

Interest Bearing Liabilities	2,582,315	48,233	2.50	2,130,268	32,237	2.02

Demand deposits	280,498			226,162
Other liabilities	89,735			70,794
Shareholders' equity	243,447			188,364

Total liabilities and shareholders' equity	$3,195,995			$2,615,588

Tax Equivalent Net Interest Income		$106,999			$88,714

Tax Equivalent Net Interest Income
as a Percent of Earning Assets			4.85%			4.90%

(1)	All domestic
(2)	Interest on tax-exempt loans and securities is presented on a fully tax equivalent basis assuming a marginal tax rate of 35%